Exhibit 23.4

CONSENT OF BMI APPRAISALS LIMITED

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated 5 December 2022 with respect to China’s Wine and Chinese Spirits Market Research (Our reference number: G3077/O25769/OS22091P/6851(R2)).

Suit 01-08, 27th Floor,

Shui On Centre,

6-8 Harbour Road,

Wanchai, Hong Kong

6 December 2022